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                                                                   EXHIBIT 10.13

                               EXTENSION AGREEMENT

         This Extension Agreement (this "Agreement"), dated as of May 21, 2004, is entered into by and among DIRT Motorsports, Inc., a New York corporation ("DIRT"), Glenn Donnelly ("Donnelly"), Bruno M. DiMatteo ("DiMatteo"), Paul Vitale ("Vitale"), and Boundless Motor Sports Racing, Inc., a Colorado corporation ("Boundless"), Boundless Track Operations, Inc., a Nevada corporation ("BTOI"), Boundless Racing, Inc., a Texas corporation ("BRI"), Finger Lakes International, Inc., a New York corporation ("FLII").

                                  WITNESSETH:

         WHEREAS, the parties hereto desire to amend certain agreements among the parties to the extent provided below;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. REFERENCE. Reference is hereby made to the following agreements (collectively, the "Agreements"):

            1. Stock Purchase Agreement, dated as of August 13, 2003, as amended(the "Stock Purchase Agreement"), by and among DIRT, Donnelly, Boundless and BTOI (the "Stock Purchase Agreement").

            2. Asset Purchase Agreement, dated as of August 13, 2003, as amended, by and among FLII, Donnelly, DiMatteo, Vitale, Boundless and BTOI (the "Asset Purchase Agreement").

            3. Contract of Sale, dated as of August 13, 2003, by and among Donnelly, Boundless and BTOI (the "Contract of Sale").

         B. ASSIGNMENTS OF AGREEMENTS. BTOI hereby assigns all of its rights, titles and interests in, to and under the Agreements to BRI, and BRI hereby assumes all obligations of BTOI under the Agreements. All parties hereto consent to the above assignments, and the Agreements are hereby amended to change any reference therein from BTOI to BRI.

         C. OTHER CHANGES TO STOCK PURCHASE AGREEMENT. The Stock Purchase Agreement is further amended as follows:

            1. The "March 31, 2004" dates set forth in subparts (d) and (e) of
Section 12.1 of the Stock Purchase Agreement are hereby changed to "June 15, 2004".

         D. OTHER CHANGES TO ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement is further amended as follows:

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         1. The "March 31, 2004" dates set forth in subparts (d) and (e) of
Section 12.1 of the Asset Purchase Agreement are hereby changes to "May 28, 2004"; it being agreed and understood that the parties to the Asset Purchase Agreement will use their best efforts to close the transactions contemplated by the Asset Purchase Agreement on May 24, 2004.

         2. The Cash Consideration is increased from $900,000 to 1,000,000, and at the Closing Boundless will deliver 50,000 shares of its common stock to Donnelly.

         E. OTHER CHANGES TO CONTRACT OF SALE.


         1. The "March 31, 2004" dates set forth in Section 7.1 of the Contract of Sale is hereby changed to "June 15, 2004".

         F. FINANCING TRANSACTION. Boundless is currently negotiating a $9 million financing term sheet, pursuant to which, among other things, Boundless would issue to the investors shares of a new series of preferred stock of Boundless and warrants to purchase common stock of Boundless. Boundless believes that the conversion price of such preferred stock will be at $3.00 per share. Notwithstanding the above, the Parties acknowledge and agree that: (i) the terms and conditions of the potential investment are under negotiation, and have not been finalized; (ii) the final terms and conditions will contain various other covenants, agreements, conditions and terms; (iii) there can be no assurances that such financing will be consummated.

         G. RETAINMENT OF DEPOSIT. Pursuant to the terms of the Stock Purchase Agreement, Boundless made refundable pre-payments totaling $1,000,000 to Donnelly (the "Deposit"). Upon the closing of the transactions contemplated under the Asset Purchase Agreement, the Deposit shall considered to be non-refundable, and may be retained by Donnelly whether or not the transactions contemplated by the Stock Purchase Agreement are consummated; it being agreed and understood that if the transactions contemplated under the Stock Purchase Agreement are consummated, that the Deposit will be set-off against the purchase price paid by Boundless and/or any of its affiliates in connection with such transaction.

         H. APPOINTMENT AS PRESIDENT. Upon the closing of the transactions contemplated by the Asset Purchase Agreement, Boundless shall appoint Donnelly as President of Boundless, who shall serve in such position subject to the discretion of the Board of Directors of Boundless to hire and fire officers. In such capacity, Mr. Donnelly will report directly to the Chief Executive Officer of Boundless.

         I. HIRING AND FIRING OF EMPLOYEES. As long as Mr. Donnelly is the President of Boundless, the Chief Executive Officer of Boundless shall consult with Mr. Donnelly prior to hiring and/or firing any employees of Boundless or DIRT.

         J. MISCELLANEOUS.

         1. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        DIRT MOTORSPORTS, INC.


                                        By: /s/ GLENN DONNELLY
                                           -------------------------------------
                                           Glenn Donnelly, President



                                        FINGER LAKES INTERNATIONAL, INC.


                                        By: /s/ GLENN DONNELLY
                                           ------------------------------------
                                           Glenn Donnelly, Chief Executive
                                           Officer

                                        /s/ GLENN DONNELLY
                                        -------------------------------------
                                           Glenn Donnelly

                                        /s/ BRUNO DIMATTEO
                                        -------------------------------------
                                           Bruno DiMatteo

                                        /s/ PAUL VITALE
                                        -------------------------------------
                                           Paul Vitale



                                        BOUNDLESS MOTOR SPORTS RACING, INC.


                                        By: /s/ PAUL A. KRUGER
                                           ------------------------------------
                                           Paul A. Kruger, Chief Executive
                                           Officer



                                        BOUNDLESS TRACK OPERATIONS, INC.


                                        By: /s/ PAUL A. KRUGER
                                           ------------------------------------
                                           Paul A. Kruger, Chief Executive
                                           Officer



                                         BOUNDLESS RACING, INC.


                                        By: /s/ PAUL A. KRUGER
                                           ------------------------------------
                                           Paul A. Kruger, Chief Executive
                                           Officer


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